JOINT VENTURE AGREEMENT

JOINT VENTURE AGREEMENT, made this 26th day of January, 2004 by and among George Naddaff, with an address of 305 Walnut Street, Newton, MA 02460, Eric Spitz, with an address of 12 Stedman St., Brookline, MA 02446, and Gary Jacobus, with an address of 12 Stedman St., Brookline, MA 02446 (each an "Operator" and collectively the "Operators"); and Low Fat No Fat Gourmet Café, Inc., a Massachusetts corporation with its offices at 98 B Boston Turnpike Road, Shrewsbury, MA 01545 ("LFNF").

WHEREAS, the Operators have come together to pursue the development and growth of franchise operations in the quick-serve restaurant business; and

WHEREAS, LFNF owns and operates two retail establishments, in Watertown, Massachusetts and Shrewsbury, Massachusetts (the "Existing LFNF Stores"), that sell both ready-to-eat meals and sports nutritional supplements;

WHEREAS, the parties wish to form a company to expand the business of LFNF;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1. Formation of Franchise Co.

(a) The parties will form a Delaware corporation, to be known as the KnowFat Franchise Company ("Franchise Co."), for the purpose of managing the growth of the business of LFNF, through franchising and through the building of company-owned stores. The parties anticipate that Franchise Co. will be formed within 30 days of the execution hereof.

(b) Franchise Co. will have a single class of capital stock, which will be common stock, par value $0.001 per share. The initial ownership of the Common Stock shall be as set forth in Exhibit A. All the initial holders of Common Stock are referred to herein as the "Founders" and all Common Stock of Franchise Co. held by such persons as "Founders' Stock". The parties will determine the cash consideration that will be paid in respect of the issuance of Founders' Stock. Simultaneously with the issuance of stock to LFNF, LFNF will execute a voting agreement in the form of Exhibit B, pursuant to which LFNF will grant to the Operators the right to vote the Founders' Stock held by LFNF.

i. Franchise Co. expects to receive financing based on a certain valuation. Should it fall short in its efforts, LFNF will receive additional shares as follows: for a $2m investment at a $7m pre-money valuation LFNF will receive no additional shares; for a $2m investment at a $6m pre-money valuation LFNF will receive 85,228 additional shares; for a $2m investment at a $5m pre-money valuation LFNF will receive 153,380 additional shares; for a $2m investment at a $4m pre-money valuation LFNF will receive 248,050 additional shares.

(c) The parties will contribute to Franchise Co. as follows: The Operators will contribute their experience, expertise, and know-how; and LFNF will contribute all its trademarks, copyrights, know-how, trade secrets and other intellectual property. If requested by

Franchise Co., LFNF will execute and deliver such documents and instruments as may be necessary or desirable to evidence the transfer of any such intellectual property. In addition, the Founders may make such additional contributions or loans as may be required to pay Franchise Co.'s costs and expenses

(d) The parties will cause Tim Kurtz to be elected as a director of Franchise Co. The parties agree that until Franchise Co. has received funding of not less than $10 million, LFNF will have the right to nominate one director of Franchise Co., and that such director (initially Tim Kurtz) will not be removed by the other directors or by the other stockholders, except for cause. Should the designee of LFNF be removed as a director, LFNF will retain the right to send one attendee to the Franchise Co. Board of Directors meetings as an observer.

(e) Franchise Co. will be managed by its officers, who shall be the Operators. The Operators shall hold offices in Franchise Co. as follows: Eric Spitz, President and co-CEO George Naddaff, chairman and co-CEO; Gary, Jacobus, COO. Such officers may only be removed by the Board of Directors. Franchise Co. will enter into employment contracts with such individuals.

(f) The parties anticipate that Franchise Co. will fund its initial operations through the sale of additional equity securities. The parties acknowledge that any such sales, as well as such stock options as may hereafter be granted to employees or consultants, will dilute the ownership of all the Founders on a pro-rata basis.

(g) In addition to the Founders' Stock, Franchise Co. may issue other shares of Common Stock in connection with its formation, for cash consideration equivalent to that paid by the Founders. Such shares may either be vested or subject to buyback at cost, or any combination thereof. Any persons to whom such stock is issued will be required, as a condition of such issuance, to execute and deliver a stockholders' agreement, vesting agreement (if applicable) and confidentiality agreement as described in Section 2.

2. Stockholders' Agreement, Vesting Agreement, Confidentiality Agreement.

(a) All the Founders, and all future holders of Common Stock, will be required to sign a stockholders' agreement. The provisions of such stockholders' agreement will be negotiated by the Operators, most likely in connection with the securing of investment funding, but in any event within 18 months of the date hereof. Failure or refusal by any stockholder of Franchise Co. to execute such a stockholders' agreement within 15 days of presentation of the agreement for execution will result in the forfeiture of such party's Founders' Stock to Franchise Co.

(b) The Operators (but not LFNF) will execute and deliver, at the time of issuance of the Founders' Stock, a vesting agreement providing for a vesting schedule for such Founders' Stock and Franchise Co.'s right to repurchase shares at cost in the event of termination of employment. Such vesting agreement will be in the form of Exhibit C and will provide that all Founders' Stock received by the Operators will vest over a period of three years from the date hereof (with vesting to terminate upon the termination of the employment or other contractual association between the Operator and Franchise Co.); except that in the cases of George Naddaff and Timothy Kurtz, a portion of such shares will be vested immediately and will not be subject to forfeiture. All Founders' Stock issued to LFNF will be fully vested upon issuance and will not be subject to any vesting agreement.

(c) Each of the Founders will execute and deliver, at the time of issuance of the Founders' Stock, a confidentiality, non-solicitation and non-competition agreement in the form of Exhibit D hereto.

3. Franchising.

(a) LFNF, and each of its principals, hereby grants to Franchise Co. the exclusive right to franchise the concept of ready-to-eat meals and sports nutritional supplements (referred to as "the LFNF Concept"). Except as set forth in Section 3(b) below, LFNF and its principals agree that it will not grant to any party the right to franchise any concept which is substantially similar to the LFNF Concept.

(b) Franchise Co. will market aggressively the Concept to potential franchisees. All franchises shall be on terms which Franchise Co. will negotiate in its sole discretion. In the event Franchise Co. is unable to sell any franchises within 12 months of the date hereof, or in the event Franchise Co. sells four or fewer franchises within 18 months of the date hereof, then, upon LFNF's written election to Franchise Co. and to the Operators, Franchise Co. shall be dissolved, any existing franchise agreements shall be assigned to LFNF, and all franchising rights shall immediately revert back to LFNF and its principals.

(c) There will be no restriction on the geographical location of the franchises that may be granted by Franchise Co., except as follows: In order to enable LFNF to protect its territory from other franchisees, until Franchise Co. has sold 30 franchises, Tim Kurtz will have a veto right over the locations of any proposed franchises that are within Massachusetts. Upon the sale by Franchise Co. of its thirtieth franchise, this veto right will automatically expire. Upon expiration of this veto right, LFNF will receive the same geographic protection afforded to any other franchisee per the then current franchisee agreement in force at Franchise Co.

4. Existing LFNF Stores.

(a) LFNF agrees to make such modifications to its existing stores (and to the additional LFNF store described in Section 4(b)) as Franchise Co. may reasonably request, including but not limited to the store layout, product mix, menu, design, logos, etc. Without limitation, these modifications may include changes made for the purpose of testing specific ideas. With the exception of menu-related changes, should any modification so requested by Franchise Co. require LFNF to expend capital in excess of $1,000 per year, then LFNF will have the right to make the changes whenever it elects to do so. For menu-related changes, LFNF agrees that it will make any such change within not more than 90 days of Franchise Co.'s written request therefore.

(b) LFNF presently intends to open a third store in Woburn, Massachusetts. Such store (or any alternate location to which Franchise Co. may consent for LFNF's third store) shall be considered an "Existing LFNF Store" for all purposes of this Agreement and will not be obligated to pay any royalties or franchise fees to Franchise Co.

(c) Nothing contained herein shall be deemed to affect, in any way, LFNF's ownership of the Existing LFNF Stores. Neither the Operators nor Franchise Co. will make any claim to any of the cash flows from any of the Existing LFNF Stores.

(d) Franchise Co. may, by written notice to LFNF, designate any one of the Existing LFNF Stores as the "Model Store". In such event, Franchise Co. will have the right to use the Model Store as a place to bring prospective franchisees, to demonstrate the LFNF

Concept, and to train franchisees to operate a LFNF store. If LFNF and Franchise Co., acting together in good faith, jointly determine that LFNF will incur out-of-pocket costs in excess of $1,000 per year as a result of the designation of one of the Existing LFNF Stores as the Model Store (in addition to any costs that would be incurred by LFNF irrespective of such designation), then Franchise Co. will reimburse LFNF for such additional costs.

5. Additional LFNF Stores. Following the opening of LFNF's third store as described in Section 4(b), LFNF will limit its store openings in accordance with this Section 5. During calendar year 2004, LFNF will not open any store other than the store contemplated by Section 4(b). During each calendar year beginning with 2004, LFNF have the right to elect one, and only one, of the following options:

(i) Open one franchise store which pays full royalty fees to Franchise Co., but which is only obligated to pay the portion of the up-front franchise fee that is designated as "out-of-pocket-cost". The option described in this clause (i) shall be forfeited for any year in which it is not exercised, and will not be "carried over" to subsequent years.
(ii) Open one "JV store", defined as a store is one that is owned 50%-50% with Franchise Co. The location and other parameters of such store shall be mutually determined by Franchise Co. and LFNF.
(iii) Elect not to open any stores during such calendar year.

6. Sale of LFNF Stores. If at any time Franchise Co. consummates either an initial public offering or a sale of all or substantially all of its assets (of either which event Franchise Co. agrees to give LFNF not less than [45] days' notice), then LFNF shall have the right, but not the obligation, to include all – but not fewer than all – the Existing LFNF Stores and any LFNF franchise stores (as described in Section 5(i)) in such IPO or sale. The price of the LFNF stores will be determined based on the valuation placed upon stores of other franchisees at the time of such IPO or sale. LFNF's failure to notify Franchise Co., within 15 days of its receipt of such notice, of its election to participate in such IPO or sale shall be deemed a refusal and will terminate such option.

7. "Company Stores". Franchise Co., or another corporate entity affiliated with Franchise Co., may also elect to open one or more "company stores". In the event a new entity is established to own and operate such a store, then (unless the Founders otherwise agree), such entity will be owned by the Founders in the same proportions as those in which the Founders then own Stock in Franchise Co.

8. Miscellaneous.

(a) Confidentiality. The parties acknowledge that this agreement and all its terms represent confidential information, and as such, the parties hereby agree to consult with each other prior to issuing any press release or otherwise making any public statement, or any statement to any third party, with respect to the transactions contemplated hereby. Neither party shall issue any such release or make any such statement without the prior written approval of the other party.

(b) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or sent by overnight delivery service or mailed by registered or certified mail, and shall be deemed received if delivered in person, on the date of personal delivery, if sent by overnight delivery service, on the first business day after the

date sent, or if by registered or certified mail, on the date of delivery or attempted delivery as indicated by the return receipt. Any such communication shall be addressed to the respective address set forth in the first paragraph of this Agreement, or to such other address as shall have been furnished in writing by any party to the others pursuant to the provisions hereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of laws principles.

(d) Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings between or among any of the parties, including but not limited to that certain letter of intent dated January 8, 2004.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Amendments and Waivers. This Agreement may not be amended or modified, nor any provision, term or condition of this Agreement may be waived, except in writing executed by the party sought to be charged.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, under seal, as of the date first above written.

LOW FAT NO FAT GOURMET CAFÉ, INC.

By: ______________________

Title: CEO

____
George Naddaff

____
Eric Spitz

____
Gary Jacobus

EXHIBITS

A – Schedule of Founders and Founders' Stock

B – Form of Voting Agreement

C – Form of Vesting Agreement

D – Form of Confidentiality, Non-Solicitation and Non-Competition Agreement

EXHIBIT A

SCHEDULE OF FOUNDERS AND FOUNDERS' STOCK

Name	Number of Shares	% Ownership
George Naddaff	1,000,000	36.67%
Eric Spitz	500,000	18.33%
Gary Jacobus	500,000	18.33%
Low Fat No Fat	545,454	20.00%
Tim Kurtz	101,818	3.73%
Tom Mackey	80,000	2.93%

EXHIBIT B

FORM OF VOTING AGREEMENT

VOTING AGREEMENT AND IRREVOCABLE PROXY

This Voting Agreement and Irrevocable Proxy is made and entered into as of January 26th, 2004 (the "Effective Date") among Knowfat Franchise Company, a Delaware corporation with its offices at 304 Walnut St., Newton, MA 02460 (the "Company"); Eric Spitz, with an address of 12 Stedman St., Brookline, MA 02446, Gary Jacobus, with an address of 12 Stedman St., Brookline, MA 02446, and George Naddaff, with an address of 305 Walnut Street, Newton, MA 02460 (each an "Operator" and collectively the "Operators"); and Low Fat No Fat Gourmet Café, Inc., a Massachusetts corporation with its offices at 98 B Boston Turnpike Road, Shrewsbury, MA 01545 ("LFNF").

This Voting Agreement is entered into in connection with that certain Joint Venture Agreement (the Joint Venture Agreement"), of even date herewith, among the Operators and LFNF. The Joint Venture Agreement provides for the formation of the Company. Capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Joint Venture Agreement.

WHEREAS, under the Joint Venture Agreement, the Operators have agreed that LFNF will be issued Common Stock of the Company for nominal consideration and without any vesting requirements or rights of the Company to repurchase; and

WHEREAS, under the Joint Venture Agreement, the Operators will be issued Common Stock of the Company, subject to vesting requirements and a right of repurchase on the part of the Company; and

WHEREAS, the Operators will be serve as officers and directors of the Company and will be principally responsible for its management and operations; and

WHEREAS, as a condition to the willingness of the Operators to enter into the Joint Venture Agreement, the Operators have required that LFNF agree, and in order to induce the Operators to enter into the Joint Venture Agreement, LFNF has agreed, to enter into this Voting Agreement and Irrevocable Proxy whereby the Operators will be granted the right to vote the LFNF Stock;

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. LFNF Stock. As of the date hereof, LFNF is the holder of ____ shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"). All shares of Common Stock, as well as any other capital stock or other securities of the Company owned by LFNF, including all securities of the Company as to which LFNF has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of the Company granted to or held by LFNF, or which LFNF may purchase or otherwise acquire any interest in (whether of record or beneficially) on and after the Effective Date, are collectively referred as "LFNF Stock").

2. Proxy; Further Assurances.

(a) Contemporaneously with the execution of this Voting Agreement, LFNF shall deliver to the Company an irrevocable proxy with respect to the LFNF Stock (the "Proxy") in the

form attached hereto as Exhibit A, which proxy shall be irrevocable to the fullest extent permitted by law.

(b) Each of the Operators agrees that he will be bound by the provisions of the Proxy with respect to allocation of the voting rights of the LFNF Stock, in the event the Operators do not unanimously agree as to how such LFNF Stock should be voted in any particular instance.

(b) LFNF shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Operators and the Company the power to carry out and give effect to the provisions of this Voting Agreement.

3. Voting Agreement. LFNF hereby agrees with the Operators and the Company that prior to the Expiration Date if, for any reason, the Proxy granted pursuant to Section 2 is found to be invalid, unenforceable or inapplicable, in general or in any particular instance, then at any meeting of the stockholders of the Company, however called, and at any adjournment thereof, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by the Operators, LFNF shall vote the LFNF Stock proportionately in the same manner as the Operators vote all shares of Common Stock (considered in the aggregate) held by them.

4. Obligations as a Director and/or Officer of the Company. If at any time prior to the Expiration Date, a stockholder or other representative of LFNF is a member of the Board of Directors or an officer of the Company, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a Director or officer, as the case may be, of the Company and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to LFNF solely in its capacity as a stockholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director of officer of the Company.

5. Representations, Warranties and Covenants of LFNF.

(a) LFNF represents, warrants and covenants as follows:

(i) *Authority*. LFNF has full power and authority to enter into, execute, deliver and perform LFNF's obligations under this Voting Agreement and to make the representations, warranties and covenants herein contained.

(ii) *Ownership of LFNF Stock*. Except as provided herein: (1) at the date hereof, all the LFNF Stock is, and at all times until and through the Expiration Date all the LFNF Stock will be, owned by LFNF free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances; and (2) LFNF has the sole and exclusive right and power to exercise all voting rights and other rights with respect to the LFNF Stock and will have the sole and exclusive right and power to exercise all voting rights and other rights with respect to the LFNF Stock, and the LFNF Stock is and will remain free and clear of any and all voting trusts, proxies or other arrangements or understandings, whether written or oral.

(b) LFNF agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of the Operators or the Company, to carry out the purposes and intent of this Voting Agreement.

6. Miscellaneous.

(a) *Notices.* All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or sent by overnight delivery service or mailed by registered or certified mail, and shall be deemed received if delivered in person, on the date of personal delivery, if sent by overnight delivery service, on the first business day after the date sent, or if by registered or certified mail, on the date of delivery or attempted delivery as indicated by the return receipt. Any such communication shall be addressed to the respective address set forth in the first paragraph of this Agreement, or to such other address as shall have been furnished in writing by any party to the others pursuant to the provisions hereof.

(b) *Termination.* This Voting Agreement shall be terminated, with respect to any of the Operators, on the date when such Operator is neither an owner of any Common Stock nor an officer or director of the Company; provided, that such termination as to one Operator shall not affect the provisions of this Agreement with respect to any remaining Operators; and provided further, however, that this Voting Agreement shall be terminated in its entirety, and shall be of no further force and effect, on the date when none of the Operators is either an owner of any Common Stock or an officer or director of the Company.

(c) *Governing Law.* This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles.

(d) *Entire Agreement.* This Agreement, together with the exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings between or among any of the parties.

(e) *Counterparts.* This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) *Amendments and Waivers.* This Agreement may not be amended or modified, nor may any provision, term or condition of this Agreement be waived, except in writing executed by the party sought to be charged.

(g) *Assignment; Binding Upon Successors and Assigns.* Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Voting Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, in the case of LFNF, any transferee of LFNF Stock).

(h) *Specific Performance; Injunctive Relief.* The parties hereto acknowledge that the Operators will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of LFNF set forth herein. Therefore it is agreed that, in addition to any other remedies that may be available to the Operators upon any such violation, the Operators shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Operators or the Company at law or in equity.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first set forth above.

Knowfat Franchise Company

By: __________________________
Name:
Title:

Low Fat No Fat Gourmet Café, Inc.

By: __________________________
Name:
Title: CEO

____
George Naddaff, individually

____
Eric Spitz, individually

____
Gary Jacobus, individually

EXHIBIT A

IRREVOCABLE PROXY

The undersigned, Low Fat No Fat Gourmet Café, Inc. ("LFNF"), a stockholder of Knowfat Franchise Co., a Delaware corporation (the "Company"), does hereby irrevocably grant George Naddaff, Eric Spitz, and Gary Jacobus (the "Proxy Agents"), to be LFNF's proxy agents, with full power of substitution, and to vote all of shares of capital stock of all classes of the Company now or hereafter held by LFNF (the "LFNF Stock"), with respect to all matters submitted to the shareholders at all meetings of the shareholders, or any adjournments thereof, and in all consents to any actions taken without a meeting. This appointment shall continue from this date until the Expiration Date defined below, and during said period, the Proxy Agents shall have all the power that LFNF would possess with respect to voting the LFNF Stock and granting LFNF's consent. LFNF hereby ratifies and confirms all acts that the Proxy Agents shall do or cause to be done by virtue of and within the limitations set forth in this Proxy.

As used herein, the "Expiration Date" shall mean the date when none of the Proxy Agents is either an owner of any Common Stock of the Company or an officer or director of the Company.

The Proxy Agents shall determine unanimously as to how to vote the LFNF Stock, or as to whether to grant any consent on behalf thereof. In the event the Proxy Agents are unable to reach a unanimous determination as to any such vote or consent, then each Proxy Agent shall have the right to vote or consent, as the case may be, with respect to a number of shares of the LFNF Stock equal to a fraction, the numerator of which is the number of shares of Common Stock of the Company held by such Proxy Agent and the denominator of which is the aggregate number of shares of Common Stock of the Company held by all the Proxy Agents.

LFNF hereby revokes all proxies previously given by it with respect to all the LFNF Stock.

LFNF hereby waives its right to cancel this Irrevocable Proxy at any time during the time period between the date hereof and the Expiration Date.

LFNF hereby acknowledges that this proxy is coupled with an interest sufficient in law to support an irrevocable proxy. This irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, LFNF has executed this proxy on January __, 2004.

Low Fat No Fat Gourmet Café, Inc.

By:______________________

Name:

Title:

EXHIBIT C

FORM OF VESTING AGREEMENT

EXHIBIT D

FORM OF CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT

CONFIDENTIALITY, NON-SOLICITATION AND AND NON-COMPETITION AGREEMENT, dated as of __________, 2004, by and between [Franchise Co.], a Delaware corporation (the "Company") and ____________________, with his/her address at ______________________________ (the "Founder").

WHEREAS, the Founder is in a founder [and an employee] of the Company; and

WHEREAS, the Company may, in the course of the performance by the Founder of his or her duties, provide the Founder with certain proprietary or confidential information;

NOW, THEREFORE, in consideration of the foregoing and of other consideration the receipt and sufficiency of which are hereby acknowledged, the Founder hereby agrees as follows:

1. The Company possesses or may in the future possess certain confidential information that has been created, discovered or developed by, or has otherwise become known to, the Company (including without limitation information created, discovered, developed or made known to the Founder in the course of the Founder's association with the Company), or in which the Company has property rights (whether by license, assignment or otherwise). All such information, whether known on the date hereof or becoming known hereafter, is collectively referred to as "Confidential Information", which term shall include without limitation trade secrets, processes, formulae, data, know-how, discoveries, developments, designs, improvements, inventions, techniques, marketing plans, strategies, forecasts, new products, software, software documentation, unpublished financial statements, budgets, projections, licenses, prices, costs and customer and supplier lists; provided, however, that "Confidential Information" shall not include information (i) in the public domain by publication through no fault of the Founder, (ii) lawfully received by the Founder from a third party who was under no obligation of confidentiality with respect thereto, or (iii) required by law to be disclosed, but only to the extent of such required disclosure.

2. The Founder understands and agrees that all the Confidential Information and rights relating thereto shall remain the sole property of the Company. The Founder agrees not to disclose Confidential Information to anyone outside the Company or use Confidential Information in any manner whatsoever, either during the term of the Founder's association with the Company (the "Term") or thereafter, without the prior written permission of the Company. The Founder agrees to return to the Company all documents or other materials relating to the Founder's work for the Company, and all copies thereof, upon the termination of the Term.

3. The Founder agrees that, during the Term and for a period of two years following the end of the Term, the Founder will not, without the express prior written consent of the Company, either directly or indirectly, for himself or herself or through, on behalf of or in conjunction with any other person, persons, partnership or corporation: (i) divert or attempt to divert any business or any customer of the Company (including any person or entity who was a customer during the twelve-month period preceding the end of the Term) to any competitor by direct or indirect

inducements or otherwise; (ii) solicit or interfere in any business relationship between the Company and any person or entity to which the Company has sold any of its products (or which has been solicited or contacted by the Company for the purpose of selling or marketing any of its products) during the twelve-month period preceding the end of the Term; or (iii) employ or seek to employ any person who is at that time employed by the Company (including any person or entity who was an employee during the twelve-month period preceding the end of the Term), or otherwise to induce such person to leave his or her employment thereafter.

4. Without limiting the generality of the foregoing, the Founder agrees that, during the Term and for a period of two years following the end of the Term, the Founder will not, without the express prior written consent of the Company, own, operate or have more than a 5% beneficial interest in any business which is the same as or similar to the business of the Company or which competes with the Company and which is located in the United States.

5. The Founder agrees to indemnify and hold harmless the Company (including its officers, directors, employees and agents) from and against any and all claims, losses or liabilities of or to any person or entity to which the other party may become subject, arising out of or relating to the acts or omissions of the Founder, unless such claim, loss or liability is a result of the indemnified party's willful misconduct or negligence.

6. (a) The parties agree that any breach of this Agreement by the Founder would cause irreparable harm to the Company for which the Company would have no adequate remedy at law and that, in such event, the Company shall have the right to an injunction, specific performance or other equitable relief in addition to any remedies available at law.

(b) This Agreement shall not be construed as an employment contract and shall not be deemed to create any right of continued employment.

(c) Each provision of this Agreement shall be treated as a severable, separate and independent covenant and the unenforceability of any provision shall have no effect on the enforceability of the remainder of this Agreement.

(d) The terms of this Agreement shall survive the termination of the Founder's association with the Company and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and assigns.

(e) This Agreement will be governed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Founder has hereunto set his hand and seal as of the date first above written.

____

Founder
Print name: